Exhibit 5.1

GIANNI, ORIGONI, GRIPPO & PARTNERS
Studio Legale

Via delle Quattro Fontane 20, 00184 Roma

Telephone: (39) 06478751

Telefax: (39) 064871101

Milano 20121, Piazza Belgioioso, 2
Bologna 40123, Via Massimo d’Azeglio, 57
Napoli 80121, Riviera di Chiaia, 276
Padova 35121, Piazza Eremitani, 18
Torino 10128, Corso Vittorio Emanuele II, 83
Bruxelles 1050, Level 20, Bastion Tower, 5 Place du Champ de Mars
London EC23 7AS, Tokenhouse Yard
New York N.Y. 10019, 75 Rockefeller Plaza, 18th Floor

March 8, 2007

Gentium S.p.A.
Piazza XX Settembre 2
22079 Villa Guardia (Como)
Italy

Re:  Gentium S.p.A. - Registration Statement on Form F-3

Dear Ladies and Gentlemen:

1.	Introduction

1.1
We have acted as Italian counsel to Gentium S.p.A. (the “Company”) in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the resale by certain selling security holders of up to 2,354,000 American Depositary Shares (“ADSs”), each ADS representing 2,354,000 outstanding ordinary shares (the “Shares”) authorized by means of the resolution of the Board of Directors of the Company dated February 6, 2007 (the “Resolution”), which Resolution was adopted by the Board of Directors on the basis of a delegation of powers granted by the extraordinary shareholders’ meeting of the Company held on April 28, 2006.

1.2	This opinion is being furnished in accordance with the requirements of Item 9 of Form F-3 and Item 601(b)(5)(i) of Regulation S-K, an abstract of which is attached hereto as Schedule A.

1.3	For the purpose of giving the opinion set forth below, we have examined copies of documents (the “Documents”) listed in the schedule B attached hereto (the “Schedule B“).

1.4
We have made no searches or enquiries concerning the Company or any other person or entity, and we have examined no corporate records of the foresaid, save for those searches, enquiries, instruments, documents or corporate records expressly specified as being made or examined in this opinion.

1.5	This opinion shall be governed by, and construed in accordance with the laws of the Republic of Italy.

1.6
In this opinion, Italian legal concepts are expressed in English terms and not in their original Italian terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. Accordingly, this opinion may only be relied upon under the express condition that any issue of interpretation or liability arising under this opinion will be governed by Italian law.

2.	Assumptions

2.1	In giving this opinion, we have assumed that:

2.1.1	all Documents submitted to us as copy or specimen documents are conformed to their originals, and the originals are genuine, updated and complete;

2.1.2	the signatures stamps and seals on the originals of all Documents submitted to us are genuine;

2.1.3	all statements contained in the Registration Statement and in the Documents were true and accurate when made and remain true and accurate;

2.1.4
the Company is not unable to pay its debt and fulfill its obligations on a regular basis (within the meaning of the provisions of Article 5 of Royal Decree no. 267 of March 16, 1942, as amended) at the time of the adoption of the Resolution, and will not be, as a consequence of executing the Resolution, unable to pay its debts and fulfill its obligations on a regular basis (within the meaning of the aforesaid provisions);

2.1.5	a warranty by the Company that it is not aware, or has no notice, of any act, matter, thing or circumstance means that the same does not exist or has not occurred;

2.1.6	there has not been any amendment to the Bylaws of the Company referred to and defined in Schedule B under no. 1;

2.1.7
the meetings of the Company referred to in Schedule B were duly convened and held, all formalities required to be fulfilled prior to the convening of such meetings were fulfilled, and the resolutions of the Company referred to in Schedule B were duly passed and have not been revoked, superseded, challenged, or amended, in full or in part, and are still in force as of the date hereof;

2.1.8
the minutes of the meetings of the Company referred to in Schedule B are a true record of the proceedings described therein in a duly convened, constituted and quorate meeting, and accurately reflect the business carried out and decisions made, at such meetings;

2.1.9
the subscription for the Shares is and will be carried out, by any person (including its respective directors, officers, employees, agents and advisers) in (i) compliance with the provisions of the Resolution, and (ii) good faith for the purpose of carrying on their respective corporate objects and businesses, if any, for its benefit;

2.1.10
none of the persons who subscribed for the Shares has or shall have passed a voluntary winding-up resolution, no petition has been or shall have been presented or order made by a court for the winding-up, dissolution, administration, bankruptcy, or any analogous proceedings and no equivalent or analogous proceedings under the law of its place of establishment or incorporation, as the case may be, or where it carries on business, has been or shall have been taken in relation to it and no receiver, manager, trustee or similar officer has or shall have been appointed in relation to it or any of its respective assets or revenues;

2.1.11	no offer whatsoever of Shares and/or ADSs will take place in the Republic of Italy;

2.1.12
for the purposes of this opinion, the term “non-assessable” used under paragraph 3.1 below means that the owner of the Shares cannot be required by the Company to pay additional amounts for their Shares once the subscription price is fully and duly paid. The concept of non-assessability, however, does not include the case, set forth under section 2447 of the Italian Civil Code, of loss of the entire capital by the Company. In such a case, the Company needs to restate its capital by receiving an additional pro rata capital contribution from each shareholder. Should such recapitalization by the shareholders not occur, the relevant shares will be cancelled; and

2.1.13
there are no facts, documents, circumstances or matters which may be material to the opinions set out herein and which have not been disclosed to us by the Company, notwithstanding our reasonable inquiry.

2.2
We express no opinion as to any laws other than the laws of Italy and we have assumed that none of the opinions expressed below will be affected by the laws of any jurisdiction other than Italy. “Generally Applicable Law” means the laws of the Republic of Italy (including the rules or regulations promulgated thereunder or pursuant thereto), that an Italian avvocato exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company or the Shares. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company solely because of the specific assets or business of the Company or any of its affiliates. In particular, we have made no independent investigation of the laws of the State of New York as a basis for the opinion stated herein and do not express or imply any opinion on such laws.

3.	Opinion

3.1
Based and relying upon the foregoing and subject to the assumptions, qualifications and reservations contained herein and to any matter not disclosed to us, we are of the opinion that the Shares have been duly authorized, are validly issued, fully paid and non-assessable.

4.	Qualifications

4.1
We are giving no opinion either as to (i) the contents of the Registration Statement, or (ii) bankruptcy, insolvency, liquidation, reorganisation moratorium and similar laws of general applicability relating to or affecting the rights of creditors of the Company in general.

4.2
It should be understood that (i) the opinions expressed above are based upon our examination of the Documents listed in Schedule B, as applicable, and (ii) we have not been responsible for investigating or verifying the accuracy of the facts or statements of foreign law, or that no material facts have been omitted from them and express no opinion with respect thereto.

4.3	An Italian court may stay proceedings brought in such court if concurrent proceedings are being brought elsewhere.

4.4
We also point out that, pursuant to Italian law, (A) any shareholder of the Company who did not vote in favor of resolutions adopted by the extraordinary shareholders’ meeting of the Company held on April 28, 2006 or attend to such meeting, is entitled to challenge the relevant resolutions during the 90 (ninety) days following the registration of the resolution with the competent Register of Enterprises; (B) the Resolution could be challenged by the Board of Statutory Auditors, any member of the Board of Directors who did not vote in favor of such resolution, and any shareholder of the Company who was prejudiced thereby during the 90 (ninety) days following the adoption of such resolution; and (C) pursuant to Article 2379-ter of the Italian Civil Code, in the event of the lack of call of the relevant meetings, the absence of the minutes of the relevant meetings, the impossibility of the subject of the resolutions and/or if the subject of resolutions is not licit, (i) the resolution adopted by the extraordinary shareholders’ meeting of the Company held on April 28, 2006 may be challenged by any individual/entity having a legitimate interest thereto during the 3 (three) years following the registration of the resolution with the competent Register of Enterprises, and (ii) the Resolution could be challenged by any individual/entity having a legitimate interest thereto during the 180 (one hundred eighty) days following the registration of the resolution with the competent Register of Enterprises.

5.	Reliance

5.1
This opinion is given on the basis that there will be no amendment to or termination or replacement of the Documents, referred to in Schedule B to this opinion and on the basis of the laws of Italy in force as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Italy after the date of this opinion. We also disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

5.2
This opinion speaks as of its date and is addressed to you solely for your benefit in connection with the obligations of the Company arising from the offer of the ADSs. We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we are thereby within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K, an abstract of which is attached hereto as Schedule C. This opinion is not to be transmitted to anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent, except that it may be disclosed to your legal counsel, referred to in any list of closing documents in relation to the offer of the ADSs and included in any bible of documents memorialising the offer of the ADSs.

5.3
Any issue of liability connected with our rendering this opinion shall be solely subject to the substantive laws of Italy regardless of any reference to the laws of another jurisdiction pursuant to any applicable rule governing conflicts of laws. Any dispute shall be subject to the exclusive jurisdiction of the Tribunal of Rome.

Yours faithfully,

/s/ Gianni, Origoni, Grippo & Partners

(Gianni, Origoni, Grippo & Partners)

SCHEDULE A

Item 601.

…(b) Description of Exhibits. Set forth below is a description of each document listed in the exhibit tables…(5) Opinion re Legality. (i) An opinion of counsel as to the legality of the securities being registered, indicating whether they will, when sold, be legally issued, fully paid and non-assessable, and, if debt securities, whether they will be binding obligations of the registrant…

SCHEDULE B

1.
The Articles of Associations, as amended and/or restated, and the bylaws, as amended and/or restated of the Company, approved by the Board of Directors on February 6, 2007 (the “Bylaws”) and delivered to us by the Company on February 6, 2007.

2.	Copy of the minutes of the Extraordinary Shareholders’ Meeting of the Company held on 28 April 2006, delivered to us by the Company on 25 May 2006.

3.	Copies of the minutes of the meetings of the Board of Directors of the Company held on 22 January 2007 and 6 February 2007, delivered to us by the Company on 8 February 2007.

4.	Copy of the certificates of various corporate officers dated 9 February 2007.

5.	Copy of the certificate relating to the Company, issued by the Register of Enterprises at the Chamber of Commerce of the City of Como, dated 5 February 2007.

6.	Copy of the shareholders’ ledger of the Company.

7.	Statement of the Chairperson of the Board of Directors of the Company attesting that the dematerialized shares have been duly delivered to the relevant shareholders.

SCHEDULE C

INFORMATION REQUIRED IN REGISTRATION STATEMENT

SECTION 7. (a) The registration statement, when relating to a security other than a security issued by a foreign government, or political subdivision thereof, shall contain the information, and be accompanied by the documents, specified in Schedule A, and when relating to a security issued by a foreign government, or political subdivision thereof, shall contain the information, and be accompanied by the documents, specified in Schedule B; except that the Commission may by rules or regulations provide that any such information or document need not be included in respect of any class of issuers of securities if it finds that the requirement of such Information or document is inapplicable to such class and that disclosure fully adequate for the protection of investors is otherwise required to be included within the registration statement. If any accountant, engineer, or appraiser, or any person whose profession gives authority to a statement made by him, is named as having prepared or certified any part of the registration statement, or is named as having prepared or certified a report or valuation for use in connection with the registration statement, the written consent of such person shall he filed with the registration statement. If any such person is named as having prepared or certified a report or valuation (other than a public official document or statement) which is used in connection with the registration statement, but is not named as having prepared or certified such report or valuation for use in connection with the registration statement, the written consent of such person shall be filed with the registration statement unless the Commission dispenses with such filing as impracticable or as involving undue hardship on the person filing the registration statement. Any such registration statement shall contain such other information, and be accompanied by such other documents, as the Commission may by rules or regulations require as being necessary or appropriate in the public interest or for the protection of investors.

(b)(l) The Commission shall prescribe special rules with respect to registration statements filed by any issuer that is a blank check company. Such rules may, as the Commission determines necessary or appropriate in the public interest or for the protection of investors:

(A) Require such issuers to provide timely disclosure, prior to or after such statement becomes effective under Section 8, of: (i) information regarding the company to be acquired and the specific application of the proceeds of the offering, or (ii) additional information necessary to prevent such statement from being misleading;

(B) Place limitations on the use of such proceeds and the distribution of securities by such issuer until the disclosures required under subparagraph (A) have been made; and

(C) Provide a right of rescission to shareholders of such securities.

(2) The Commission may, as it determines consistent with the public interest and the protection of investors, by rule or order exempt any issuer or class of issuers from the rules prescribed under paragraph (1).

(3) For purposes of paragraph (1) of this subsection, the term “blank check company” means any development stage company that is issuing a penny stock (within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934) and that:

(A) Has no specific business plan or purpose; or

(B) Has indicated that its business plan is to merge with an unidentified company or companies.

Item 509. Interests of Named Experts and Counsel.

If: (a) any expert named in the registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with me registration statement), or (b) counsel for the registrant, underwriters or selling security holders named in the prospectus as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities, was employed for Such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter through the date of effectiveness of the registration statement or that part of the registration statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries or was connected with the registrant or any of its parents or subsidiaries as a promoter, managing underwriter (or any principal underwriter, if there are no managing underwriters) voting trustee, director, officer, or employee, furnish a brief statement of the nature of such contingent basis, interest, or connection.

2. Accountants, providing a report on the financial statements, presented or incorporated by reference in the registration statement, should note Rule 2-01 of Regulation S-X for the Commission’s requirements regarding “Qualification of Accountants” which discusses disqualifying interests.